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                                                                   EXHIBIT 10.38

                                 ALLWASTE, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         The purpose of the Allwaste, Inc. Supplemental Executive Retirement Plan is to provide specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of Allwaste, Inc. and its subsidiaries. It is the intention of Allwaste, Inc. that this Plan be administered as an unfunded pension benefit plan established and maintained for a select group of management or highly compensated employees. This Plan is effective as of January 1, 1997 (the "Effective Date").

                                   ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS.    For purposes of this Plan, the following phrases
or terms shall have the indicated meanings unless otherwise clearly apparent from the context:

                 (a) "Actuarial Equivalent" shall mean a benefit of equivalent value to the normal form of the benefit payable under the Plan. The Actuarial Equivalent shall be determined by using the following mortality table and interest rate:

                 Interest:        the prevailing interest rate on 30-year
                                  Treasury securities for the month ended
                                  immediately prior to the date of the Change of Control;

                 Mortality:       1971 Group Annuity Mortality Table for Males
                                  set back one year.

                 This provision may not be amended at any time prior to that date which is two years following such Change of Control.

                 (b) "Beneficiary" shall mean the person designated by the Participant, if any, pursuant to Section 3.2, to receive benefits in the event of the Participant's death.

                 (c) "Board of Directors" shall mean the Board of Directors of Allwaste, Inc., unless otherwise indicated or the context otherwise requires.

                 (d) "Cause" shall mean (i) the Employee willfully and continually fails to perform substantially the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), which failure continues unabated after a demand for substantial performance is delivered to the Employee by the Board that specifically identifies the manner in which the Board believes that the
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         Employee has not substantially performed the Employee's duties, or
         (ii) the Employee willfully engages in gross misconduct that is materially and demonstrably injurious to the Company. For purposes of this Section 1.1(d), an act or failure to act on the Employee's part shall be considered "willful" if done or omitted to be done by the Employee otherwise than in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated by the Company for Cause unless and until the Company shall have delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board, at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee was guilty of conduct set forth in clauses (i) or (ii) of the second sentence of this Section 1.1(d) and specifying the particulars thereof in reasonable detail.

                 (e) "Change in Control" shall be deemed to have occurred on, and shall mean:

                          (1) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgate under the Exchange Act) of 30% or more of either (a) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
                 Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company,
                 (iii) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of paragraph (3) of this
                 Section 1.1(e) are satisfied; or

                          (2) Individuals who, as of the date hereof, constitute the entire Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual



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                 becoming a director subsequent to the date hereof whose
                 election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (a) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (b) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board; or

                          (3) Approval by the stockholders of the Company of a reorganization, merger or consolidation in each case unless, immediately following such reorganization, merger or consolidation, (a) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s)) of the Company and/or its subsidiaries or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the





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                 execution of the initial agreement providing for such
                 reorganization, merger or consolidation; or

                          (4) Approval by the stockholders of the Company of (a) a complete liquidation or dissolution of the Company or
                 (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which immediately following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                 (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company and/or its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 30% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock or such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

                 (f) "Committee" shall mean the Compensation Committee of the Board of Directors, which shall manage and administer the Plan in accordance with the provisions of Article XIII hereof.

                 (g) "Company" shall mean Allwaste, Inc., which shall act through its Board of Directors unless otherwise indicated.

                 (h) "Compensation" shall mean the base salary received by a Participant during a Plan Year plus the cash value of the bonus awarded or credited to such Participant which relates to such Plan Year (whether or not actually paid during such Plan Year) under the Company's EVA Incentive Compensation Plan (or any substitute or successor bonus plan if such plan is





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         not then in existence).  Notwithstanding anything in this Plan to the contrary, "Compensation" shall include amounts contributed on behalf of a Participant by the Employer by salary reduction to a plan described in Section 125 or Section 401(k) of the Internal Revenue Code.

                 (i) "Deferred Benefit" shall mean an annual benefit for the life of the Participant beginning as of the Participant's Normal Retirement Date, equal to sixty percent (60%) of a Participant's Final Average Compensation, reduced by (1) the Participant's Primary Social Security Benefit, (2) the Actuarial Equivalent of the Participant's Matching Contribution Account under the Allwaste, Inc. 401(k) Plan as of the date of the Participant's Normal Retirement, Total Disability, or death, whichever is applicable, and (3) the stock value reduction, if applicable, in accordance with Section 4.8 below. Provided, however, R. L. Nelson's Deferred Benefit shall be determined in accordance with Schedule A attached hereto.

                 (j) "Employee" shall mean any person who is in the regular full-time employment of the Company or a Subsidiary, as determined by the personnel rules and practices of the Company or the Subsidiary; the term does not include persons who are retained by the Company or a Subsidiary solely as consultants.

                 (k) "Employer" shall mean the Company and any Subsidiary that duly adopts the Plan as provided in Article XIV hereof. Where the context dictates, the term "Employer" as used herein refers to the particular Employer of a particular Participant.

                 (l) "Final Average Compensation" shall mean the result obtained by dividing the total Compensation paid to a Participant during a considered period by the number of years in the considered period. The considered period shall be the three (3) consecutive, full Plan Years preceding termination of employment which produces the highest average Compensation. In the event the Participant was employed for fewer then three (3) continuous, full Plan Years, the considered period shall be all years in which Compensation was paid. Provided, however, that in the event a Participant's employment terminates within eighteen (18) months after a Change in Control occurs, "Final Average Compensation" shall mean the result obtained by dividing the total Compensation determined as follows, by 3:
         Compensation for the two (2) consecutive, full Plan Years which produce the highest average Compensation, plus the Participant's full annual salary for the Plan Year in which the Change in Control occurs, plus the greater of (i) the full amount of the Participant's maximum bonus potential under the EVA Incentive Compensation Plan (or any predecessor, substitute or successor bonus plan) for the Plan Year in which the





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         Change in Control occurs or (ii) the average bonus under such plan awarded to the Participant for the two (2) most recently completed Plan Years.

                 (m) "Normal Retirement Date" shall be the later of (1) the date of the Participant's sixtieth (60th) birthday or (2) the date the Participant completes ten (10) Years of Service.

                 (n) "Participant" shall mean an Employee who is selected to participate in the Plan in accordance with the provisions of
         Article II.

                 (o) "Plan" shall mean the Allwaste, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

                 (p) "Plan Year" shall mean the Company's fiscal year, which is currently September 1 to August 31.

                 (q) "Primary Social Security Benefit" shall mean the estimated annual amount of benefits which a Participant would be entitled to receive at his Normal Retirement Date as his "primary insurance amount" determined as of the January 1 of the year in which the Participant's Normal Retirement Date occurs, regardless of whether the Participant applies for his Social Security benefits and regardless of whether, by virtue of remaining in covered employment or otherwise, he is ineligible therefor or receives reduced benefits.

                 If a Participant dies before his Normal Retirement Date, his Primary Social Security Benefit shall be the annual "primary insurance amount" that would be payable to the Participant upon the later of (i) the earliest date on which such Participant could elect to begin receiving benefits under the Social Security Act, or (ii) the actual date of his death.

                 If the Participant terminates due to Total Disability prior to his Normal Retirement Date, his Primary Social Security Benefit shall be the annual benefit payable as if his Social Security disability insurance benefit were to be approved at the same time as his Total Disability. As used in this subsection, the term "primary insurance amount" shall have the meaning ascribed to it in the Federal Social Security Act as amended and in effect on the affected Participant's date of death, Total Disability, or Normal Retirement, whichever is appropriate.

                 (r) "Retirement" and "Retire" shall mean termination of employment with the Employer at or after the Participant's Normal Retirement Date.

                 (s) "Subsidiary" shall mean any business organization in which Allwaste, Inc. directly or indirectly, owns an interest, excluding ownership





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         interests Allwaste, Inc. or its subsidiaries may hold in their fiduciary capacities as trustee or otherwise.

                 (t) "Total Disability" or "Totally Disabled" shall mean a physical or mental condition which is expected to be of long, continued duration and which, in the judgment of the Committee, totally and presumably permanently prevents the Participant from engaging in any substantial gainful employment with the Employer at substantially the same compensation the Participant was receiving prior to the onset of the described physical or mental condition.

                 (u) "Vested Deferred Benefit" shall mean the portion a Participant's Deferred Benefit that is not forfeitable pursuant to the provisions of Article V and this Section. A Participant shall be fully vested (1) upon attaining at least age sixty (60) and completing ten (10) Years of Service, or (2) upon a Change in control as provided in Section 5.2 hereof.

                 (v) "Years of Service" shall mean each complete twelve-month period that a Participant is employed by the Employer, beginning on the Participant's first day of employment and ending on the date of the Participant's Retirement, death, Total Disability, or other termination of employment with the Employer; a Participant's Years of Service shall be determined by the Committee and shall include periods of time for which the Participant receives credit under this Plan (for which no services are actually performed) in accordance with another plan, agreement, or arrangement with Company (including the Participant's employment agreement or severance agreement), or pursuant to exercise of the Committee's discretion to credit additional service to a Participant.

       1.2 "Construction" shall mean the masculine gender when used herein and shall be deemed to include the feminine gender, and the singular may include the plural unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. Whenever the words "Article" or "Section" are used in this Plan, or a cross-reference to an "Article" or "Section" is made, the Article or Section referred to shall be an Article or Section of this Plan unless otherwise specified.



End of Article I





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                                   ARTICLE II
                         ELIGIBILITY AND PARTICIPATION

         In order to be eligible to participate in this Plan, an Employee must be selected by the Committee. The Committee, in its sole and absolute discretion, shall determine eligibility for participation in accordance with the purposes of the Plan. Upon being selected to participate in the Plan, the Committee shall request the Employee to execute a waiver of any right to a preferential treatment over the general creditors of the Company in the event of the Company's insolvency.

         The initial Participants in the Plan, their credited Years of Service, and Vesting (if any) as of the effective date of the Plan are set forth on the attached Schedule B.


End of Article II





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                                  ARTICLE III
                                 DEATH BENEFITS

       3.1 PRE-RETIREMENT DEATH BENEFIT. If a Participant dies after he has attained age fifty-one (51) and completed at least one Year of Service, but before termination of his employment with the Company, the Actuarial Equivalent of the Participant's Vested Deferred Benefit shall be paid to his Beneficiary in the form of a fifty percent (50%) survivor annuity as if the Participant had retired on the date immediately preceding his death. Payment of such Vested Deferred Benefit shall commence effective the first day of the month following the Participant's date of death. The Committee, in its discretion, may at any time accelerate the payment of benefits to a Beneficiary and distribute a single lump sum to the Beneficiary equal to the Actuarial Equivalent of the Beneficiary's remaining survivor annuity payable in accordance with this
Section 3.1.

       3.2 POST-TERMINATION DEATH BENEFIT. If a Participant dies after termination of his employment with the Company, a death benefit shall be payable to the Participant's Beneficiary only if (i) the form of benefit under
Section 4.2 provides for a survivor annuity, or (ii) the Participant terminated employment after a Change in Control.

End of Article III





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                                   ARTICLE IV
                               RETIREMENT BENEFIT

       4.1 NORMAL RETIREMENT. Upon reaching his Normal Retirement Date, a Participant shall be entitled to his Deferred Benefit and shall be fully vested in such benefit. Unless a lump sum payment is made in accordance with
Section 4.5 below, such benefit shall be paid in monthly installments on the first day of each month beginning with the first month following the Participant's Retirement, subject to Section 4.7 below. A Participant's Deferred Benefit shall be paid in the form provided in section 4.2 hereof.

         4.2 FORM OF BENEFIT PAYMENT. A Participant shall receive his Vested Deferred Benefit in the form of a single life annuity unless, prior to the date such benefit is to begin under Section 4.1, Section 4.3, Section 4.7, or Article VI, such Participant has properly elected (on a form provided by the Committee) to be paid (i) in the form of a fifty percent (50%) joint and survivor annuity which is the Actuarial Equivalent of a single life annuity for the Participant that can be provided by the Participant's Vested Deferred Benefit or (ii) in the form of a lump sum payment under Section 4.5 below. The Committee, in its discretion, may at any time accelerate the payment of benefits and distribute a single lump sum to the Participant or the Participant's Beneficiary equal to the Actuarial Equivalent of the Vested Deferred Benefit which has not been paid.

         4.3 TERMINATION OF EMPLOYMENT BEFORE NORMAL RETIREMENT DATE. If a Participant's employment terminates, for any reason other than death, before his Normal Retirement Date and he has a Vested Deferred Benefit, such Participant's benefit payments shall begin on the later to occur of (i) the first day of the month after his sixtieth (60th) birthday or (ii) the first day of the month following the month in which such termination occurs.

         4.4 CHANGE IN CONTROL. If a Participant's employment terminates for any reason after a Change in Control, such Participant shall be entitled to special vesting of his Deferred Benefit in accordance with Section 5.2 below, and his benefits shall commence payment in accordance with Section 4.3.

         4.5     LUMP SUM SETTLEMENT.

                 (a)      NORMAL RETIREMENT.       A Participant who becomes
         entitled to payment of his Vested Deferred Benefit due to Normal Retirement may, upon thirty (30) days written notice to the Company, receive a settlement of his Deferred Benefit in a single lump sum payment.





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                 If the Participant elects to receive a lump sum payment upon
         Normal Retirement, the amount he shall receive shall be equal to the present value of the portion of his Vested Deferred Benefit which has not been paid reduced by a penalty in the amount of 40% of such present value. In all such cases, such present value shall be equal to the Actuarial Equivalent of the Vested Deferred Benefit which has not been paid.

                 (b)      PAYMENT.         The Company shall make any lump sum
         payment required under this Section 4.5 in one payment to the Participant within sixty (60) days after the Company's receipt of the applicable notice. In the event the Participant dies before the lump sum is paid, the Company shall pay the lump sum amount to the Participant's Beneficiary, or if no Beneficiary of the Participant is then living, such amount shall be paid to the Participant's estate.

         4.6     GOLDEN PARACHUTE EXCISE TAX.      In addition to the
Participant's Vested Deferred Benefit payable under the Plan, the Company hereby agrees to indemnify and hold harmless, on a net after-tax basis, the Participant from and against any excise tax liability arising under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (in accordance with Section 5 of the Participant's Executive Severance Agreement).

         4.7 MANDATORY COMMENCEMENT AT AGE 65. If a Participant's benefits have not commenced prior to the date such Participant attains age 65 and becomes 100% Vested, the Participant's Deferred Benefit shall begin on such date, payable in accordance with Section 4.2.

         4.8 STOCK PRICE REDUCTION. The monthly payment being made to a Participant or a Beneficiary under Section 4.1, 4.3, 4.7, Article III, or
Article VI shall be reduced in accordance with this Section 4.8 in the event the "Stock Price" for the common stock of the Company increases after the commencement of such payments, as provided below in this Section 4.8 (for all purposes of this Section 4.8, "Stock Price" shall mean the closing price of the Company's common stock on the securities exchange in which it is most frequently traded). The calculations and determinations to be made under this
Section 4.8 shall be based on a twelve-month period which begins on the first day of the month in which the first monthly payment is made to the Participant or Beneficiary, which shall be known as the Participant's "Retirement Year". Only one reduction in the amount of monthly benefit payments may be made during any Retirement Year.

         Upon commencement of payment to a Participant or Beneficiary, the Committee shall determine a Participant's Retirement Year and the Stock Price of the Company's common stock on the first day of such Retirement Year. The Committee shall send to the Participant or Beneficiary a written notice setting forth





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such Stock Price, and the thresholds for benefit payment reductions which will apply to such Participant in increments of twenty percent (20%) increases; such 20% increases are the Participant's "Threshold Prices" of the Company's common stock. If during any thirty-consecutive calendar day period, the Stock Price of the Company's common stock is at least equal to the Threshold Price for such Retirement Year, the monthly benefit payment shall be reduced by 20% in accordance with this Section 4.8. For example, if the Stock Price of the Company's common stock is $5.00 on the first day of the first Retirement Year of a Participant, the notice would inform the Participant of the $5.00 initial value, and shall establish the following Threshold Prices (twenty percent (20%) incremental increases which will apply as thresholds for reduction under this
Section 4.8): $6.00 is the first Threshold Price; $7.20 is the second Threshold Price; $8.64 is the third Threshold Price; $10.37 is the fourth Threshold Price; and $11.90 is the fifth Threshold Price. After the first Threshold Price has been reached and the first reduction has been made in the Participant's monthly benefit, no further reduction shall be made until the second Threshold Price has been reached in a subsequent Retirement Year; then, no further reduction shall be made until the third Threshold Price has been reached in a subsequent Retirement Year; and so on.

         If the during a Retirement Year the Stock Price of the Company's common stock is at least equal to the Threshold Price for such Retirement Year for a thirty-consecutive calendar day period, a reduction shall be made in the Participant's monthly benefit under this Section 4.8, and the Committee shall send a written notice to the Participant or Beneficiary notifying such person of the reduction required by this Section; such notice shall be sent to Participant within thirty (30) days after the end of said thirty-day computation period; and such notice shall inform the Participant of the date on which the reduction shall take effect, which shall be no sooner than one hundred twenty (120) days after the notice. After a reduction has taken place in a Retirement Year, no additional reduction shall take place during the same Retirement Year, and no additional reduction shall take place until, in a subsequent Retirement Year, the Stock Price of the Company's common stock is at least equal to the next Threshold Price for a thirty-consecutive calendar day period.

                 Example:         If the Stock Price of the Company's common
         stock is $5.00 on the first day of the first Retirement Year of a Participant, and it increases to $7.00 after six (6) months, and stays above $6.00 for at least thirty (30) calendar days, the Participant's monthly benefit payment will be subject to a 20% reduction. If the stock value then increases to $8.00 and stays above $8.00 for the remainder of the first Retirement Year, no further reduction would be made for the first Retirement Year; if the Stock Price stays above $7.20 for the first thirty (30) days of the second Retirement Year, a second twenty percent (20%) reduction would be made during the second Retirement Year; if the Stock Price then decreased during the second Retirement Year to $5.00, there would not be any decrease in the monthly benefit amount; if the





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         stock value then increased again to $7.20 during the third Retirement
         Year, but did not increase to at least $8.64 and remain at that level for at least thirty (30) calendar days, then no additional reduction would be made during the third Retirement Year.

         However, in the event of a Change in Control, no reduction shall be made in any Participant's monthly benefit under this Section 4.8 by reason of any increase in the Stock Price after the Change in Control.

End of Article IV





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                                   ARTICLE V
                              VESTING; FORFEITURE

         5.1 VESTING SCHEDULE. Except as provided in Section 5.2 below in the event of a Change in Control, if a Participant terminates employment prior to his Normal Retirement Date, the Participant's Vested Deferred Benefit shall be determined under this Section. A Participant shall be ten percent (10%) vested in his Deferred Benefit upon attaining fifty-one (51) years of age and completing one (1) Year of Service. A Participant's vested interest shall increase ten percent (10%) thereafter on each subsequent birthday of the Participant if he remains an Employee of the Company. A Participant shall be fully vested on his Normal Retirement Date. The Deferred Benefit shall be paid in accordance with Plan Section 4.2 hereof. For example, except as provided in
Section 5.2, if a Participant begins employment with the Company at age 48 and is not entitled to additional service credit, on his 51st birthday he will be 10% vested, and he will be 20% vested on his 52nd birthday; if his employment were to terminate before his 53rd birthday (for any reason other than voluntary termination), he would be entitled to receive 20% of his Deferred Benefit, commencing on the first day of the month after his 60th birthday.

         5.2 CHANGE IN CONTROL. Notwithstanding any provision of this Plan to the contrary, in the event that a Change in Control occurs, the vesting of each Participant's in his Deferred Benefit shall be determined under this
Section 5.2 as follows: a Participant shall be 10% vested in his Deferred Benefit for each Year of Service for which he is credited plus 8.333% vested for each month of severance pay he receives under his employment agreement or any other agreement or plan providing for severance payments, without regard to his age. For example, if a Participant begins employment on January 1, 1993 at age 45, a Change in Control occurs on June 1, 1998, he terminates employment on December 31, 1998, and he is entitled to 18 months severance, he would be 65% vested in his Deferred Benefit (5 Years of Service is 50%, plus 18 months severance multiplied by 8.333 is 15%), and his benefit payments would begin (in accordance with Section 4.3) after his 60th birthday.

         5.3 FORFEITURE. If a Participant's employment terminates under any of the following circumstances prior to a Change in Control, he shall forfeit all benefits under this Plan and neither the Participant nor his Beneficiary shall have any interest in this Plan: (a) termination of employment for any reason prior to age 51; (b) termination of employment for any reason after reaching age 51 but before accruing at least one Year of Service; (c) termination of employment for Cause at any time; or (d) voluntary termination by the Participant prior to attaining age 60.

         If a Participant's employment terminates under any of the following circumstances, the unvested portion of his Deferred Benefit shall be forfeited:
(a) termination of employment after attaining age 51 and accruing at least one Year of

Service, as a result of death, Total Disability, or termination by the Company without Cause; (b) voluntary termination by the Participant after attaining age 60 and accruing at least one Year of Service; or (c) termination of employment for any reason after a Change in Control.


End of Article V

                                   ARTICLE VI
                                   DISABILITY

         In the event that a Participant is Totally Disabled prior to his Normal Retirement Date, such Participant's Vested Deferred Benefit (if any), shall be paid in the form required under Section 4.2 hereof, and shall commence effective on the first day of the month after the month in which he is determined to be Totally Disabled. If a Participant's Total Disability ceases prior to his Normal Retirement Date and he is reemployed by the Employer, the payment of his Vested Deferred Benefit shall cease and the Deferred Benefit payable to the Participant upon his Normal Retirement Date or to the Participant's Beneficiary upon his death shall be reduced by the Actuarial Equivalent of the aggregate payments previously received by the Participant due to his Total Disability. If the Participant's Total Disability ceases and he is not reemployed by the Employer, his benefits shall cease as of the date his Total Disability ceases and such Participant's Deferred Benefit shall be paid in accordance with this Plan beginning on the Participant's Normal Retirement Date or to the Participant's Beneficiary upon his death, as applicable, reduced by the Actuarial Equivalent of the aggregate payments previously received by the Participant due to this Total Disability.


End of Article VI

                                  ARTICLE VII
                                  BENEFICIARY

         A Participant's Beneficiary shall be the person he has properly designated at the date payments are to begin. The Participant shall, upon becoming a Participant, designates a Beneficiary on a form provided by the Committee, and the Participant may change his Beneficiary at any time on a form provided by the Committee.


End of Article VII

                                  ARTICLE VIII
                               SOURCE OF BENEFITS

         8.1 BENEFITS PAYABLE FROM GENERAL ASSETS. Amounts payable hereunder shall be paid from the Allwaste, Inc. Supplemental Executive Retirement Trust and the general assets of the Employer, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, or other asset of the Employer that may be looked to for such payment. The Employer's liability for the payment of benefits hereunder shall be evidenced only by this Plan.

         8.2 INVESTMENTS TO FACILITATE PAYMENT OF BENEFITS. Although the Employer is not obligated to invest in any specific asset or fund in order to provide the means for the payment of any liabilities under this Plan, the Employer may elect to do so and, in such event, no Participant shall have any interest whatever in such asset or fund.

         8.3 EMPLOYER OBLIGATION. The Employer shall have no obligation of any nature whatsoever to a Participant under this Plan, except as otherwise expressly provided herein.

         8.4 WITHHOLDING OF INFORMATION, ETC. If, in connection with a Participant's enrolling in the Plan, the Employer requests the Participant to furnish evidence of insurability, the Participant dies, and it is determined that the Participant withheld, knowingly concealed, or knowingly provided false information about the bodily or mental condition or conditions that caused the Participant's death, the Employer shall have no obligation to provide the benefits contracted for on the basis of such withholding, concealment, or false information.

         8.5     CHANGE IN CONTROL.        Upon a Change in Control, the
Company shall, as soon as possible, but in no event longer than FIFTEEN (15) DAYS following the Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan Participant and Beneficiary the benefits to which Plan Participants and their Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred. In addition, within thirty (30) days following the end of each Plan Year ending after the Trust has become irrevocable pursuant to
Section 2.2 hereof, the Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan Participant and Beneficiary the benefits payable pursuant to the terms of the Plan as of the close of such Plan Year.

End of Article VIII

                                   ARTICLE IX
                           TERMINATION OF EMPLOYMENT

         This Plan does not in any way obligate the Employer to continue the employment of a Participant with the Employer, nor does it limit the right of the Employer at any time and for any reason to terminate the Participant's employment. In no event shall this Plan, by its terms or implications, constitute an employment contract of any nature whatsoever between the Employer and a Participant. Termination of a Participant's employment with the Employer for any reason, whether by action of the Employer or otherwise, shall immediately terminate his participation in this Plan, and all further obligations of either party thereunder, except as may be provided in Articles IV and V.



End of Article IX

                                   ARTICLE X
                    TERMINATION, AMENDMENT, MODIFICATION OR
                               SUPPLEMENT OF PLAN



         10.1 TERMINATION AMENDMENT, ETC. The Company reserves the right to terminate, amend, modify or supplement this Plan, wholly or partially, at any time and from time to time; provided, however, that:

                 (a) No action to terminate or amend this Plan shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action;

                 (b) The Company shall take no action to terminate or amend this Plan with respect to a Participant or his Beneficiary after the payment of any benefit has commenced in accordance with Articles III, IV, or VI but has not been completed; and

                 (c) The Company shall take no action to amend the Plan in a manner that results in the reduction of the Participant's Vested Deferred Benefits.

         10.2 RIGHTS AND OBLIGATIONS UPON TERMINATION. Upon the termination of this Plan, this Plan shall not be of any further force and effect, and no party shall have any further obligation under this Plan so terminated except as may be provided for in this Article X. Upon termination of this Plan, the Vested Deferred Benefit of a Participant shall be determined using the Participant's Years of Service prior to the termination date and the Participant shall not be credited with any additional Years of Service, and Compensation earned after the termination of the Plan shall not be taken into account. The Employer shall pay such Vested Deferred Benefit at such time and in such manner as provided under Articles III, IV and VI as if the Plan had not been terminated. Notwithstanding the preceding sentence, in the event that a Change in Control occurs prior to or coincident with the termination of the Plan, a Participant shall be fully vested in his Deferred Benefit and such Benefit shall be determined and paid in accordance with Section 5.2 hereof.



End of Article X

                                   ARTICLE XI
                         OTHER BENEFITS AND AGREEMENTS

         The benefits provided for a Participant and his Beneficiary hereunder are in addition to any other benefits available to such Participant under any other program or plan of the Employer for its employees, and, except as may otherwise be expressly provided for, this Plan shall supplement and shall not supersede, modify, or amend any other program or plan of the Employer or a Participant. Moreover, benefits under this Plan shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Employer that is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended.



End of Article XI

                                  ARTICLE XII
                     RESTRICTION ON ALIENATION OF BENEFITS

       No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under this Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit hereunder, then such right or benefit shall, in the discretion of the Company terminate, and, in such event, the Company shall hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Company, in its sole and absolute discretion, may deem proper.



End of Article XII

                                  ARTICLE XIII
                          ADMINISTRATION OF THIS PLAN

       13.1 COMMITTEE. The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors; provided, however, that a Committee member who is also a Participant hereunder shall not have the power or authority to make any decision or interpret this Plan in any manner which may affect the amount of benefits payable to him, the form of benefits payable to him, or the timing of the payment of benefits to him. An interested Committee member shall abstain from any decision which could affect the amount, timing, or form of his Deferred Benefit. Any such member of the Committee may resign by notice in writing filed with the secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors. Each person appointed a member of the Committee shall signify his acceptance by filing a written acceptance with the secretary of the Board of Directors.

       13.2      COMMITTEE OFFICIALS.   One of the members of the Committee
shall act as chairman and the Committee shall appoint a secretary, who need not be a member of the Committee. The secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of this Plan. The Committee may appoint from its number such subcommittees, with such powers, as the Committee shall determine, and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

       13.3 COMMITTEE ACTION. All resolutions or other actions taken by the Committee shall be by the vote of a majority of those members present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

         13.4 COMMITTEE RULES AND POWERS - GENERAL. Subject to the provisions of this Plan, the Committee shall from time to time establish rules, forms, and procedures for the administration of this Plan.

         13.5 RELIANCE ON CERTIFICATES, ETC. The members of the Committee and the officers and directors of the Employer shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Employer.

         13.6 LIABILITY OF COMMITTEE. No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his own part, excepting only his own willful misconduct. The Employer shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought, or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

         13.7 INFORMATION TO COMMITTEE. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

         13.8 EXPENSES OF THE COMMITTEE. The members of the Committee shall serve without compensation, but all expenses of the Committee shall be paid by the Employer. Such expenses shall include all expenses incident to the functioning of the Committee including, without limitation, fees of accountants, counsel, and other specialists and other costs of administering the Plan.



End of Article XIII

                                  ARTICLE XIV
                         ADOPTION OF PLAN BY SUBSIDIARY
                       AFFILIATED OR ASSOCIATED COMPANIES


         Any corporation that is a subsidiary may, with the approval of the Board of Directors, adopt this Plan and thereby come within the definition of Employer in Article I hereof. Such adoption shall be effectuated by and evidenced by a formal instrument executed by the adopting organization and delivered to the Company. The sole, exclusive right of any amendment of whatever kind or extent to this Plan is reserved by the Company. It shall not be necessary or permitted for the adopting organization to sign or execute the original, or then amended or subsequently amended, Plan documents. The effective date of this Plan for any such adopting organization shall be that stated in the instrument of adoption. The Company's administrative powers, and the right to amend, appoint, and remove the Committee and their successors, shall not be diminished by reason of the participation of any Employer in this Plan.



End of Article XIV

                                   ARTICLE XV
                                 MISCELLANEOUS

         15.1 EXECUTION OF RECEIPTS AND RELEASES. Any payment to any Participant, a Participant's legal representative, or a Beneficiary in accordance with the provisions of this Plan, to the extent thereof, shall be in full satisfaction of all claims hereunder against the Employer. The Employer may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it may determine.

         15.2 NO GUARANTEE OF INTERESTS. Neither the Committee nor any of its members guarantees the payment of any amounts which may be, or become, due to any person or entity under this Plan. The liability of the Employer to make any payment under this Plan is limited to the assets available to general creditors of the Employer, including the assets, if any, in the Allwaste, Inc. Supplemental Executive Retirement Trust.

         15.3 EMPLOYER RECORD. Records of the Employer as to a Participant's employment, termination of employment and the reason therefor, reemployment, authorized leaves of absence, and compensation shall be conclusive on all persons and entities, unless determined to be incorrect.

         15.4 EVIDENCE. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other information which the person or entity acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

         15.5 NOTICE. Any notice which shall be or may be given under this Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Employer, such notice shall be addressed to the Company at:

                           Allwaste, Inc.
                           5151 San Felipe, Suite 1600
                           Houston, Texas 77056-3609

marked to the attention of the Secretary, Administrative Committee, Allwaste, Inc. Supplemental Executive Retirement Plan; or, if notice to a Participant, addressed to the address shown on such Participant's Beneficiary designation form.

         15.6 CHANGE OF ADDRESS. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

         15.7 EFFECT OF PROVISIONS. The provisions of this Plan shall be binding upon the Employer and its successors and assigns, and upon a Participant, his Beneficiary, assigns, heirs, executors, and administrators.

         15.8 HEADINGS. The titles and headings of Articles and Sections are included f or convenience of reference only and are not to be considered in the construction of the provisions hereof.

         15.9 GOVERNING LAW. All questions arising with respect to this Plan shall be determined by reference to the laws of the State of Texas, as in effect at the time of their adoption and execution, respectively.

End of Article XV

                                  ARTICLE XVI
                                CLAIMS PROCEDURE


         16.1 CLAIMS PROCEDURE. Claims for benefits under this Plan shall be filed on forms supplied by the Committee. Written notice of the disposition of a claim shall normally be furnished the claimant within ninety (90) days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.

         16.2 CLAIMS REVIEW PROCEDURE. Any Participant or Beneficiary who has been denied a benefit, or feels aggrieved by any other action of the Committee shall be entitled, upon request to the Board of Directors and if he has not already done so, to receive a written notice of such action, together with a full and clear statement of the reasons-for the action. If the claimant wishes further consideration of his position, he may request a hearing from the Board of Directors. Such form, together with written statement of the claimant's position, shall be filed with the Board of Directors no later than ninety (90) days after receipt of the written notification provided for above or in Section 16.1. The Board of Directors shall normally schedule an opportunity for a full and fair hearing of the issue within the next thirty
(30) days, if feasible. The decision following such hearing shall be made within thirty (30) days and shall be communicated in writing to the claimant.



End of Article XVI

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed pursuant to prior authority conferred by the Compensation Committee of the Company's Board of Directors on July 19, 1996.

                                           ALLWASTE, INC.



                                           By: /s/ ROBERT M. CHISTE
                                              ---------------------------------
                                           Robert M. Chiste
                                           President and Chief Executive Officer

                                           Date:   January 21, 1997
                                                -------------------------------

Attest:


WILLIAM L. FIEDLER
--------------------
Secretary

                                 ALLWASTE, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                    WAIVER AND BENEFICIARY DESIGNATION FORM

I acknowledge that, as an employee of Allwaste, Inc., I have been offered an opportunity to participate in the Allwaste, Inc. Supplemental Executive Retirement Plan (the "Plan"), a copy of which is attached hereto. By my signature below, I am waiving any preferential treatment that I may have now or in the future over the general creditors of the Company to assets of the Company in the event of the Company's insolvency. I acknowledge that I will be a general creditor of the Company and will not be entitled to any specific asset or fund of the Company in the event of the Company's insolvency.

I elect to receive my benefits in the following form:

         ----- Single Life Annuity -- monthly payments for my life only

         ----- Joint and 50% Survivor Annuity -- a reduced monthly payment for my life and 50% of my benefit payable to my beneficiary for his or her life after my death

My beneficiary of the benefits payable under the Plan in the event of my death before my benefits commence (and after my benefits commence if I have elected the joint and survivor option) is as follows:


NAME OF BENEFICIARY:
                    ----------------------------------
DATE OF BIRTH:
              ----------------------------------------
SOCIAL SECURITY NO.:
                     ---------------------------------
ADDRESS:
        ----------------------------------------------

         I understand that the Plan may be terminated at any time, in the sole discretion of the Company, without any obligation of any nature whatsoever to the Company, except I shall be entitled to my vested benefit under the Plan as of the termination in accordance with Section 10.2 of the Plan.

                                  PARTICIPANT:


                                 --------------------------------------
                                  (Signature)

                                 --------------------------------------
                                  (Type or print name)

                                 --------------------------------------

                                 --------------------------------------
                                 --------------------------------------
                                  (Address of Participant)

                                   SCHEDULE A
                             R. L. NELSON BENEFITS

R. L. NELSON's Deferred Benefit, expressed as annual payments, shall be as follows, based on the Stock Price of the Company's common stock while he remains an employee of the Company:

a) $195,000 (60% of $325,000) if Stock Price is not at $5.50 or above for 30 calendar days.

b) $180,000 (60% of $300,000) if Stock Price is at $5.50 or above for 30 calendar days, but is not at $6.50 or above for 30 calendar days.

c) $165,000 (60% of $275,000) if Stock Price is at $6.50 or above for 30 calendar days, but is not at $7.50 or above for 30 calendar days.

d) $150,000 (60% of $250,000) if Stock Price is at $7.50 or above for 30 calendar days but is not at $8.50 or above for 30 calendar days.

e) $135,000 (60% of $225,000) if Stock Price is at $8.50 or above for 30 calendar days but is not at $9.50 or above for 30 calendar days.

f) $120,000 (60% of $200,000) if Stock Price is at $9.50 or above for 30 calendar days.

Provided, however, that in the event of a Change in Control, the value of the Company's Common Stock on the date of such Change in Control shall be the determinative Stock Price for all future time periods, and no additional reduction shall be made in Mr. Nelson's benefit.

                                   SCHEDULE B
               INITIAL PARTICIPANTS AND STATUS ON EFFECTIVE DATE


1.       R. L. Nelson
         Founder & Chairman of the Board
         Age 60; 20 Years of Service; 10 Years of Service Credit (100% vested on Effective Date (could retire immediately with full benefit and no risk of forfeiture)

2.       Robert M. Chiste
         President, Chief Executive Officer & Director
         Age 49; 2 Years of Service; 0 Years of Service Credit.


3.       David E. Fanta
         Senior Vice President of Operations
         Age 37; 10 Years of Service; 0 Years of Service Credit.

4.       James E. Rief
         Senior Vice President of Technology & Administration Age 54; 1.5 Years of Service; 4 Years of Service credit. (40% vested on Effective Date)

5.       T. Wayne Wren
         Senior Vice President, Chief Financial Officer & Treasurer Age 48; 3.6 Years of Service; 0 Years of Service Credit.

6.       William L. Fiedler
         Vice President, General Counsel, Corporate Secretary & Corporate Compliance Officer Age 38; 7 Years of Service; 0 Years of Service Credit.

7.       Michael W. Ramirez
         Vice President - Controller
         Age 39; 6 Years of Service; 0 Years of Service Credit